CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 73 to Registration Statement No. 033-40823 on Form N-1A of our report dated October 31, 2016 relating to the financial statements and financial highlights of Large Cap Equity Fund (formerly, Large Capitalization Growth Investments), Small-Mid Cap Equity Fund (formerly, Small Capitalization Growth Investments), International Equity Fund (formerly, International Equity Investments), Emerging Markets Equity Fund (formerly, Emerging Markets Equity Investments), Core Fixed Income Fund (formerly, Core Fixed Income Investments), High Yield Fund (formerly, High Yield Investments), International Fixed Income Fund (formerly, International Fixed Income Investments), Municipal Bond Fund (formerly, Municipal Bond Fund Investments), Inflation-Linked Fixed Income Fund, and Ultra-Short Term Fixed Income Fund each a series of Consulting Group Capital Markets Funds, appearing in the Annual Report on Form N-CSR of Consulting Group Capital Markets Funds for the year/period ended August 31, 2016 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 22, 2016